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                                                                   EXHIBIT 10.26



                 CAPSTEAD MORTGAGE CORPORATION AND SUBSIDIARIES
                    1994 CAPSTEAD INC. RESTRICTED STOCK PLAN
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                                 CAPSTEAD INC.

                           1994 RESTRICTED STOCK PLAN


          Section 1.  PURPOSE OF THE PLAN

          The purposes of the Capstead Inc. 1994 Restricted Stock Plan (the "Plan") are to promote the interests of Capstead Inc. (together with any successor thereto, the "Company") and its stockholders, including Capstead Mortgage Corporation ("CMC"), by enabling the Company and its Affiliates to attract, motivate, reward and retain key officers and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company and CMC to grant such key officers Restricted Stock in the Company as awards that recognize the creation of value for the stockholders of the Company and, therefore, for the stockholders of CMC and promote the Company's long-term growth and success.

          Section 2. DEFINITIONS

          As used in this Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

          2.1 "Affiliate" shall mean (i) (a) any corporation, partnership or other entity that, directly or indirectly, is controlled by the Company,
     (b) any entity in which the Company has a significant equity interest, (c) any entity that provides substantial management advisory services for the Company, (d) any corporation, partnership or other entity that, directly or indirectly, is controlled by CMC and (e) any entity in which CMC has a significant equity interest, in each case as determined by the Committee, and (ii) CMC.

          2.2 "Award" shall mean a grant of Restricted Stock pursuant to this Plan.

          2.3 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

          2.4 "Book Value" shall mean with respect to the Shares, as of any date, the book value of the Shares as of the end of the most recent calendar quarter as determined by the Committee; provided however, that on and after December 31, 2003, "Book Value" shall mean with respect to the Shares, as of any date, the greater of (i) the book value of the Shares as of the end of the most recent calendar quarter as determined by the Committee and the (ii) the amount determined as described in clause (i) adjusted as most recently determined by the Board in its sole discretion.

          2.5 "Change in Control" shall mean, after the effective date of this Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of CMC promulgated pursuant to Sections 13 and 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than CMC, any trustee or other fiduciary holding securities under any employee benefit plan of CMC, or any company owned, directly or indirectly, by the stockholders of CMC in substantially the same proportions as their ownership of stock of CMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CMC representing twenty-five percent (25%) or more of the combined voting power of CMC's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of CMC cease for any reason to constitute at least a majority thereof, unless the election by the board of directors of CMC or the nomination for election by CMC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of CMC approve a
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merger or consolidation of CMC with any other corporation, other than a merger or consolidation that would result in the voting securities of CMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of CMC or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of CMC, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of CMC's then outstanding securities shall not constitute a Change in Control of CMC; or (iii) the stockholders of CMC approve a plan of complete liquidation of CMC or an agreement for the sale or disposition by CMC of all or substantially all of CMC's assets.

          2.6 "CMC" shall mean Capstead Mortgage Corporation, a Maryland corporation, together with any successor.

          2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.8 "Committee" shall mean a committee of the Board consisting of such number of members of the Board as the Board shall determine who are appointed by, and serve at the pleasure of, the Board.

          2.9 "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

          2.10 "Company" shall mean Capstead Inc., a Delaware corporation, together with any successor.

          2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          2.12 "Initial Public Offering" shall mean the completion of the first sale of shares of Common Stock by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration statement on Form S-4 of Form S-8 or successor or similar forms, or the exchange of shares of Common Stock, pursuant to a merger, reorganization or recapitalization involving the Company, for consideration which includes securities which have been registered under the Securities Act of 1933, as amended, or are otherwise publicly tradeable.

          2.13 "Plan" shall mean the Capstead Inc. 1994 Restricted Stock Plan set forth herein.

          2.14 "Recipient" shall mean an officer of the Company or an Affiliate to whom an Award has been made under the Plan, or such individual's designated beneficiary, surviving spouse, estate or legal representative; provided, however, any such beneficiary, spouse, estate or legal representative shall be considered as one person with the officer.

          2.15 "Restricted Stock" shall mean any Shares granted under this Plan.

          2.16 "Restricted Stock Agreement" shall mean any agreement between the Company and a Recipient or between the Company, CMC and a Recipient providing for an Award and the terms and conditions of such Award.

          2.17 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares and shall include shares of the Company's stock that automatically convert to the Company's Common Stock upon transfer from CMC to any other person.
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          2.18 "Transfer" shall mean to offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of in any manner.

     Section 3.  ADMINISTRATION OF THE PLAN

          3.1 Committee. The Plan shall be administered and interpreted by the Committee.

          3.2 Duties and Authority of Committee. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

               (a) determine, with respect to Awards made by the Company, the persons to whom Awards are to be made;

               (b) determine, with respect to Awards made by the Company, the number of Shares to be covered by the Award, the pricing of the Restricted Stock, the time or times when the Restricted Stock shall be granted, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Restricted Stock and any other terms and conditions of an Award;

               (c) conclusively interpret the Plan provisions;

               (d) prescribe, amend and rescind rules and regulations relating to the Plan and Awards or make individual decisions as questions arise, or both;

               (e) determine whether, to what extent and under what circumstances to provide loans from the Company to Recipients in order to purchase Restricted Stock under the Plan, and the terms and conditions of such loans;

               (f) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan;

               (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan; and

               (h) determine in good faith from time to time as required the Book Value of Shares, which determination shall be conclusive.

          3.3 Awards by CMC. Subject to the provisions of the Plan and directions from the board of directors of CMC, including any committee of such board as directed by such board, the Chief Executive Officer of CMC on behalf of CMC is authorized under this Plan to:

               (a) determine, with respect to Awards made by CMC, the persons to whom Awards are to be made; and

               (b) determine, with respect to Awards made by CMC, the number of Shares to be covered by the Award, the pricing of the Restricted Stock, the time or times when the Restricted Stock shall be made, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Restricted Stock and any other terms and conditions of an Award.

     Notwithstanding the foregoing, the Company shall be party to any Restricted Stock Agreement with respect to Awards.
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          3.4  Procedures.  A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Except as otherwise provided in this Plan or any Restricted Stock Agreement all questions of interpretation and application of the Plan or pertaining to any question of fact or Award made hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

     Section 4.  SHARES SUBJECT TO PLAN

          4.1 Limitations. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company; provided that unissued Shares may be issued pursuant to the Plan only if such issuance is consented to by CMC. All authorized and unissued Shares issued under Awards shall be fully paid and non-assessable shares.


          4.2 Changes. To the extent that any Restricted Stock (whether granted by CMC or the Company) shall be forfeited or shall be cancelled, in whole or in part, or otherwise acquired by the Company, then the Restricted Stock so forfeited, cancelled or acquired may again be awarded pursuant to the provisions of this Plan.

     Section 5.  ELIGIBILITY

     Eligibility for participation in the Plan shall be confined to a select number of persons who are officers of the Company or one or more of its Affiliates; provided that no member of the board of directors of CMC shall be eligible. In making any determination as to persons to whom Awards shall be made and/or the number of Shares to be covered by the Award, the Committee and CMC, in the case of Awards made by CMC, shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee or CMC, in the case of Awards made by CMC, shall deem relevant in connection with accomplishing the purposes of the Plan.

     Section 6.  RESTRICTED STOCK AWARDS

          6.1 Awards. The Committee may make Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the Award. The terms and conditions of the Restricted Stock shall be specified by the related Restricted Stock Agreement. A Recipient of an Award (whether or not escrowed as provided below) shall be the record owner of the Shares under such Award and shall have all the rights of a stockholder with respect to such Shares (unless the related Restricted Stock Agreement specifically provides otherwise), and the Recipient shall in all events have the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Subject to the foregoing, the Committee, in its sole discretion, shall determine what rights, if any, the Recipient to whom an Award is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including, without limitation, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee may award performance-based Restricted Stock by conditioning the Award, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award may have different restrictions and conditions. Subject to Section
     10.1 and Section 11, the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award. With respect to any Award made by CMC, CMC shall
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     determine all matters related to such Award that is otherwise specified in this Section 6.1 to be determined by the Committee, except as otherwise provided in this Plan.

          6.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank.

          6.3 Forfeitures. Any Restricted Stock forfeited under the Plan or an Award shall in all events be acquired by the Company whether such Award was made by CMC or the Company.

     Section 7.  NON-TRANSFERABILITY OF AWARDS

     Restricted Stock received under an Award shall not be transferable, other than to the Company, until the later of (a) the date such Restricted Stock is vested and (b) the earlier of (i) the date, if any, of the Initial Public Offering of Common Stock and (ii) with respect to Restricted Stock vested as a result of or before a Change in Control, the date, if any, of a Change in Control. Any attempt to Transfer Restricted Stock received under an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Restricted Stock received under an Award shall be null and void and without effect.

     Except as provided in Section 8, nothing in this Plan will preclude the Transfer of Restricted Stock, on the Recipient's death, to the Recipient's legal representatives or estate, nor preclude such representatives from Transferring any of such Restricted Stock to the person(s) entitled thereto by will or the laws of descent and distribution, provided, however, that any Restricted Stock so Transferred as to which such restrictions have not lapsed will remain subject to all restrictions and obligations imposed on them by this Plan.

     Section 8.  COMPLIANCE WITH SECURITIES AND OTHER LAWS

     In no event shall the Company or CMC be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or
any national securities exchange.   As a condition to any sale or issuance of
Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements, undertakings and representations from the person to whom an Award is granted and, if applicable, such person's prospective transferee, in each such case as the Company may deem necessary or advisable to assure compliance with any such laws or regulations.

     Section 9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

     Restricted Stock granted pursuant to an Award shall be subject to adjustment from time to time by reason of changes in capitalization, reorganization or other events as provided in the related Restricted Stock Agreement.

     Except as provided in a Restricted Stock Agreement and except for rights that all holders of Common Stock shall have, any person to whom an Award is made shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award.
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     A grant of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

     Section 10.  AMENDMENT OR TERMINATION OF THE PLAN

          10.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or cancelled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the shares of Common Stock of the Company represented and voted at a meeting of the stockholders if such approval is otherwise necessary, to comply, if deemed desirable by the Board, with Rule 16b-3 promulgated under the Exchange Act, or to comply with any other applicable laws, regulations or listing requirements, or to qualify for an exemption or characterization that is deemed desirable by the Board; and provided, further, that the Plan may not be amended without approval of CMC.

          10.2 Termination of the Plan. The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be made on or after July 1, 2004, the tenth anniversary of the adoption of the Plan. Termination of the Plan shall not impair or affect any Award previously made hereunder and the rights of the holder of the Award shall remain in effect until the Award has vested in its entirety or has expired or otherwise has been terminated by the terms of the related Restricted Stock Agreement.

     Section 11.  AMENDMENTS AND ADJUSTMENTS TO AWARDS

     The Committee may amend, modify or terminate any outstanding Award with the Recipient's consent at any time prior to vesting in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which a performance-based Award is deemed earned or (ii) to cancel an Award and make a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate, subject to the other provisions of this Plan. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 9 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award, including without limitation a Restricted Stock Agreement, to the contrary notwithstanding, the Committee may cause any Award made to be cancelled (to the extent not vested) in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Book Value of such cancelled Award. The determinations of value under this Section 11 shall be made by the Committee in its sole discretion.

     Section 12.  GENERAL PROVISIONS

          12.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          12.2 No Right to Employment.  An Award of Restricted Stock shall not be construed as giving the Recipient the right to be retained in the employ of the Company or any Affiliate. Further, the Company and any Affiliate
     may at any time dismiss a Recipient from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in the related Restricted Stock Agreement. No employee, participant or other person shall have any claim to be granted any
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     Restricted Stock, and there is no obligation for uniformity or treatment of employees, participants or holders or beneficiaries of Awards.

          12.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          12.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

          12.6 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          12.7 Effective Date.  The Plan shall be effective as of July 1, 1994.